Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-10 (File No. 333-276253) of Quipt Home Medical Corp. (the “Company”), of our report dated December 21, 2023, related to the consolidated financial statements which appear on the Annual Report on Form 40-F of the Company filed with the Securities and Exchange Commission on December 22, 2023.

/s/BDO USA, P.C.

Cincinnati, Ohio

May 8, 2024